UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

IonQ, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39694	85-2992192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Campus Drive
College Park, Maryland		20740
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 298-7997

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IONQ	New York Stock Exchange
Warrants, each exercisable for one share of common stock for $11.50 per share	IONQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alameddine Separation

On November 17, 2025, IonQ, Inc. (the “Company”) and Rima Alameddine determined that her last day as Chief Revenue Officer of the Company would be November 24, 2025. As a result of her departure, Ms. Alameddine will qualify for certain benefits under the Company’s Amended and Restated Executive Severance Plan (the “Executive Severance Plan”) and her performance-based restricted stock unit (“PSU”) award agreement (the “PSU Award Agreement”). Accordingly, also on November 17, 2025, the Company and Ms. Alameddine entered into a Separation Agreement (the “Alameddine Separation Agreement”) including a release of claims in favor of the Company and, as such, she will receive the following payments and benefits:

•
Cash Severance: A gross cash payment, less applicable withholdings and deductions, equal to (i) nine months of base salary, (ii) 100% of her 2025 annual target bonus and (iii) a portion of her 2025 annual target bonus, pro-rated to the number of days worked as an employee in 2025, which gross payment will be made in equal installments on the Company’s regular payroll schedule over nine months.
•
COBRA Benefits: If Ms. Alameddine elects to receive continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, the Company will pay the applicable premiums for her for up to nine months following the termination of her coverage as an employee on November 30, 2025.
•
Equity Vesting: Ms. Alameddine’s unvested restricted stock units and options will accelerate and become vested in full, and her PSUs will vest, based on target performance, prorated for the portion of the performance period during which she provided services to the Company.

Additionally, pursuant to the Alameddine Separation Agreement, Ms. Alameddine has agreed to serve in a non-employee advisory capacity to the Company from November 24, 2025 through December 31, 2025. During this period, she will continue to be paid her current base salary.

The foregoing summary of Ms. Alameddine’s severance entitlements is not a complete discussion of those terms and is qualified in its entirety by reference to the full text of the Executive Severance Plan and the PSU Award Agreement, copies of which are filed as Exhibits 10.2 and 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and are incorporated herein by reference.

Item 8.01 Other Events.

On November 19, 2025, the Company issued a press release announcing the appointment of Scott Millard as Chief Business Officer of the Company. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 19, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IonQ, Inc.

Date:	November 21, 2025	By:	/s/ Paul T. Dacier
Paul T. Dacier Chief Legal Officer and Secretary